EXHIBIT 23.0

[LETTERHEAD OF MOFFITT & COMPANY, P.C.]

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

NuTech Digital, Inc.
Van Nuys, California

We consent to the use in registration statement on Form SB-2 and the pre-effective amendment No. 4 of our report dated March 2, 2002, as reissued on June 14, 2002 relating to the audit of your financial statements as of December 31, 2001 and 2000 and our report dated July 29, 2002 and reissued on September 16, 2002, relating to the reviewed financial statements as of June 30, 2002 and for the six months ended June 30, 2002 and 2001.

Moffitt & Company, P.C.
Scottsdale, Arizona
September 18, 2002